Exhibit 99.1

FOR IMMEDIATE RELEASE

BJ’s RESTAURANTS OPENS IN CEDAR PARK, TEXAS

Huntington Beach, CA – September 30, 2014 – BJ’s Restaurants, Inc. (NASDAQ: BJRI) today announced the opening of its newest restaurant in Cedar Park, Texas, on Monday, September 29, 2014. The new BJ’s Restaurant and Brewhouse is located at the intersection of 183A & Whitestone Blvd. at the new Cedar Park Town Center. The restaurant is approximately 7,400 square feet, seats approximately 225 guests and features BJ’s extensive menu, including BJ’s signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ’s unique, contemporary décor provides the perfect environment for all dining occasions. Quality, flavor, value, moderate prices and sincere service define BJ’s pursuit of amazing for one and all. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

“We are excited to open our newest restaurant in Cedar Park, Texas,” commented Greg Trojan, President and CEO. “The new Cedar Park restaurant is our 4th restaurant in the Austin, Texas market joining our successful restaurants in Sunset Valley, Arbor Walk and Round Rock and is our 8th new restaurant this year. We remain on track to open 3 more restaurants this year, thereby achieving our goal to open 11 new restaurants in fiscal 2014.” Investors are reminded that the actual number and timing of new restaurant openings is subject to a number of factors outside of the Company’s control including, but not limited to, weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

BJ’s Restaurants, Inc. currently owns and operates 153 casual dining restaurants under the BJ’s Restaurant & Brewery®, BJ’s Restaurant & Brewhouse®, BJ’s Pizza & Grill® and BJ’s Grill® brand names. BJ’s Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. The Company operates several microbrewery restaurants in addition to using independent third party brewers to produce and distribute BJ’s critically acclaimed craft beers. The Company’s restaurants are located in California (63), Texas (32), Florida (18), Arizona (6), Colorado (5), Nevada (5), Ohio (4), Washington (4), Oklahoma (3), Oregon (3), Kentucky (2), Virginia (2), Arkansas (1), Indiana (1), Kansas (1), Louisiana (1), Maryland (1) and New Mexico (1). Visit BJ’s Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increase in minimum wage and other employment related costs, including the potential impact of the Patient Protection and Affordable Care Act on our operations, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns, (vii) factors that impact California, where 63 of our current 153 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, and (xxi) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400.